Exhibit 10.1

AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

This AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of May 23, 2012, by and among A123 Systems, Inc., a Delaware corporation, with headquarters located at 200 West Street, Waltham, Massachusetts 02451 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”) amends and restates in its entirety that certain Securities Purchase Agreement (the “Original Securities Purchase Agreement”) dated as of May 11, 2012 by and among the Company and the Buyers.

WHEREAS:

A.                                   The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.                                     The Company has authorized a new series of senior convertible notes of the Company, in substantially the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion, upon payment of interest, upon amortization or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Notes.

C.                                     Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (which aggregate principal amount of Notes for all Buyers shall be $50,000,000) and (ii) Warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), representing the right to acquire up to that number of shares of Common Stock equal to 30% of the quotient determined by dividing (x) the aggregate principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto by (y) 115% of the Closing Sale Price (as defined in the Notes) on May 11, 2012 (as exercised, collectively, the “Warrant Shares”).

D.                                    Contemporaneously with the Closing, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company agrees to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.                                      The Notes will rank senior to all outstanding and future indebtedness of the Company (other than as set forth in Section 3(ee) and Permitted Senior Indebtedness (as defined in the Notes). Contemporaneously with the Closing, the Company and the Buyers’

Representative (as defined below) will execute and deliver a security letter agreement, in the form attached hereto as Exhibit D (as amended or modified from time to time in accordance with its terms, the “Security Agreement”).

F.                                      The Notes, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.                                       PURCHASE AND SALE OF NOTES AND WARRANTS.

(a)                                  Purchase of Notes and Warrants.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) a principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (y) Warrants to acquire up to that number of Warrant Shares equal to 30% of the quotient determined by dividing (x) the aggregate principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto by (y) 115% of the Closing Sale Price (as defined in the Notes) on May 11, 2012 (the “Closing”).

(b)                                 Closing.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date the conditions to the Closing set forth in Sections 6 and 7 below have been satisfied or waived (or such other date and time as is mutually agreed to by the Company and each Buyer), at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c)                                  Purchase Price.  The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite each Buyer’s name in column (4) of the Schedule of Buyers.  Each Buyer shall pay $1,000 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing.  The Buyers and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount of $750,000 allocated to the Warrants and the balance of the Purchase Price allocated to the Notes, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d)                                 Form of Payment.  On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing (less, in the case of Hudson Bay Master Fund Ltd. (“Hudson Bay”), the amounts withheld pursuant to Section 4(g)), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) which such

Buyer is then purchasing hereunder along with the Warrants (allocated in the amounts as such Buyer shall request) which such Buyer is purchasing hereunder, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.                                       BUYER’S REPRESENTATIONS AND WARRANTIES.  Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a)                                  No Public Sale or Distribution.  Such Buyer is (i) acquiring the Notes and the Warrants and (ii) upon conversion of the Notes and exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Conversion Shares issuable pursuant to the Notes and the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities.  For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b)                                 Accredited Investor Status.  Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)                                  Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)                                 Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer, including the materials listed in Schedule 2(d) (the “Disclosure Documents”).  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)                                  No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)                                    Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement:  (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g)                                 Legends.  Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE

OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(h)                                 Validity; Enforcement.  This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)                                     No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)                                     Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(k)                                Organization and Authority.  Such Buyer is duly organized and existing in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder.

(l)                                     No Consents Required.  No application, notice, order, registration, qualification, waiver, consent, approval or other action is required to be filed, given, obtained or taken by such Buyer by virtue of the execution, delivery and performance of this Agreement and the Registration Rights Agreement or the consummation of the transactions contemplated hereby and thereby, which has not already been obtained.

(m)                               Certain Trading Activities.  Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that such Buyer was first contacted by the Placement Agent (as defined below) regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of the Original Securities Purchase Agreement by such Buyer. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act (as defined below) (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).  Such Buyer is aware that Short Sales and other hedging activities may be subject to applicable federal and state securities laws, rules and regulations and such Buyer acknowledges that the responsibility of compliance with any such federal or state securities laws, rules and regulations is solely the responsibility of such Buyer.

(n)                                 Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any of its Subsidiaries or any Buyer for any placement agent’s fees, financial advisory fees, broker’s commissions or other similar compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Buyer.

3.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)                                  Organization and Qualification.  Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the capital stock or holds a majority of the equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse

Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  The Company has no Subsidiaries except as set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 10-K”).

(b)                                 Authorization; Enforcement; Validity.  Except as set forth on Schedule 3(b), the Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Lock-Up Agreements (as defined in Section 7(xiii)), the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Security Agreement, the Control Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement, an information statement or proxy statement in respect of the approval from stockholders of the Company with respect to the issuance of Common Stock in connection with the transactions contemplated hereby, the filing of periodic reports with the SEC in connection with the execution of the Transaction Documents and the consummation of the transactions contemplated hereby and other filings as may be required by state securities agencies) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders in connection with the consummation of the transactions contemplated hereby.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)                                  Issuance of Securities.  The issuance of the Notes and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof.  As of the Closing, 49,602,469 shares of Common Stock (as adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction after May 11, 2012) shall have been duly authorized and reserved for issuance pursuant to the terms of the Notes.  As of the date hereof, there are 49,602,469 shares of Common Stock authorized and unissued and not reserved for issuance with respect to any other securities of the Company.  As of May 21, 2012, there are 102,858,659 shares of Common Stock authorized and unissued. Shares of Common Stock issuable pursuant to the terms of the Notes in accordance with the Notes or exercise of the Warrants in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)                                 No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the certificate of incorporation or bylaws of the Company (or any constituent documents of any of the Company’s Subsidiaries), any capital stock of the Company or any of its Subsidiaries or (ii) except as set forth on Schedule 3(d) and as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Select Market (the “Principal Market”) and applicable laws of the State of Delaware and any other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)                                  Consents.  Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  The Company is unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.  The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(f)                                    Acknowledgment Regarding Buyer’s Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934,

as amended (the “1934 Act”)).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.  The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)                                 No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to Lazard Freres & Co. LLC, as placement agent (the “Placement Agent”) in connection with the sale of the Securities.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim for the fees or commissions described in the immediately foregoing sentence.  The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities.  Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h)                                 No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i)                                     Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)                                     Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation (as defined in Section 3(r)) or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k)                                  SEC Documents; Financial Statements.  The Company is eligible to register a primary offering of securities on Form S-3 under the 1933 Act.  Except as disclosed in Schedule 3(k), during the one year prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system, if any.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(l)                                     Absence of Certain Changes.  Except as disclosed in Schedule 3(l), the 2011 Form 10-K or the Disclosure Documents, since December 31, 2011, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.  Except as disclosed in Schedule 3(l), the 2011 Form 10-K or the Disclosure

Documents, since December 31, 2011, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends or (ii) sold any material assets or had any material capital expenditures outside of the ordinary course of business.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3(l), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)                               No Undisclosed Events, Liabilities, Developments or Circumstances.  Except as disclosed in the 2011 10-K or the Disclosure Documents, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n)                                 Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Certificate of Incorporation or Bylaws (as defined in Section 3(r)) or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Except as set forth in Schedule 3(n), during the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market.  Except as set forth in Schedule 3(n), during the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)                                 Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)                                 Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)                                 Transactions With Affiliates.  Except as set forth on Schedule 3(q) or disclosed in the 2011 10-K or the Disclosure Documents, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r)                                    Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 250,000,000 shares of Common Stock, of which as of May 21, 2012, 147,141,341 shares are issued and outstanding, 16,797,866 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 36,458,324 shares are reserved for issuance pursuant to securities (other than the aforementioned options, the Notes and the Warrants) exercisable or exchangeable for, or convertible into, Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001, of which as of May 21, 2012, none of such shares of preferred stock are issued or outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  As of May 21, 2012, the number of shares of Common Stock held by non-affiliates of the Company is 124,083,626.  Except as disclosed in Schedule 3(r), the 2011 10-K or the Disclosure Documents:  (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or any of its Subsidiary’s’ respective businesses and which, individually or in the aggregate, do not, or would not reasonably be expected to, have a Material Adverse Effect.  The Company has furnished or made available to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s)                                  Indebtedness and Other Contracts.  Except as disclosed in Schedule 3(s), the 2011 10-K or the Disclosure Documents, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t)                                    Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t), the 2011 10-K or the Disclosure Documents.  The matters set forth in Schedule 3(t), the 2011 10-K and the Disclosure Documents would not reasonably be expected to have a Material Adverse Effect.

(u)                                 Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(v)                                 Employee Relations.

(i)                                     Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)                                  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)                               Title.  Except as set forth in Schedule 3(w), the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x)                                   Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  Except as set forth in Schedule 3(x), none of the Company’s Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights.  Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y)                                 Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)                                   Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)                            Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities, and for so long any Buyer holds any Securities, will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(bb)                          Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all U.S. federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc)                            Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except as disclosed in the 2011 10-K or the Disclosure Documents, during the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(dd)                          Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee)                            Ranking of Notes.  Other than as set forth in Schedule 3(ee), no Indebtedness of the Company or any of its Subsidiaries is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ff)                                Eligibility for Registration.  The Company is eligible to register the Conversion Shares and the Warrant Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(gg)                          Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(hh)                          Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ii)                                  Acknowledgement Regarding Buyers’ Trading Activity.  The Company

acknowledges and agrees that (i) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that, following the public disclosure of the transactions contemplated by the Transaction Documents, one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and/or the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith.

(jj)                                  U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer’s request.

(kk)                            Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll)                                  No Additional Agreements.  Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(mm)                      Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents.  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the Disclosure Documents and the disclosure schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except as contemplated by this Agreement and the other Transaction Documents, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(nn)                          Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

(oo)                          Stock Option Plans.  Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law.  No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(pp)                          No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.  In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC.  Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

4.               COVENANTS.

(a)                                  Best Efforts.  Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)                                 Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date, if any.

(c)                                  Reporting Status.  Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Conversion Shares and Warrant Shares and none of the Notes or Warrants are outstanding (the “Reporting Period”), the Company shall use reasonable best efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act within the time periods required by the SEC, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares and Warrant Shares for resale by the Investors on Form S-3.

(d)                                 Use of Proceeds.  The Company will use the proceeds from the sale of the Securities solely as set forth on Schedule 4(d).

(e)                                  Financial Information.  The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are available to the public through the EDGAR system or through the Company’s internet website, on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.  As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)                                    Listing.  The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the authorization for quotation of the Common Stock on the Principal Market or any other Eligible Market (as defined in the Warrants).  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)                                  Fees.  The Company shall reimburse Hudson Bay (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all reasonable and documented costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its Purchase Price at the Closing to the extent not previously reimbursed by the Company.  Notwithstanding the foregoing, in no event will the fees of counsel of Hudson Bay reimbursed by the Company pursuant to this Section 4(g) exceed $150,000 without the prior approval from the Company.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h)                                 Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i)                                     Disclosure of Transactions and Other Material Information.  On or before 5:30 p.m., New York City time, on May 24, 2012, the Company shall file a Current Report on Form 8-K describing the material terms of the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Notes, the form of the Registration Rights Agreement, the form of Security Agreement, the form of Control Agreement and the form of Lock-Up Agreement as exhibits to such filing (including all attachments), the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of such Buyer.  If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates or agents, it may provide the Company with written notice thereof.  The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Except for the Registration Statement required to be filed pursuant to the Registration Rights Agreement, without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

(j)                                    Additional Notes; Variable Securities; Dilutive Issuances.  So long as any Buyer beneficially owns any Securities, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes.  For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.  For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note or exercise of any Warrant any Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market or any applicable Eligible Market (as defined in the Notes), in each case without giving effect to (w) limitations on exercise contained in the Warrants, (x) limitations on issuances of Common Stock contained in the Notes and (y) the application of any Exercise Floor Price (as defined in the Warrants) (the

“Securities Limitations”).  For so long as any Notes or Warrants are outstanding, unless or until the Stockholder Approval (as defined below) has been obtained, the Company shall not take any action if the effect of such action would be to cause the Exercise Price or Conversion Price to be reduced, in each case without giving effect to any Securities Limitations.  As used herein, “Stockholder Approval” shall mean the affirmative vote at a special or annual meeting of stockholders of the Company, or by written consent, for approval of resolutions providing for the issuance of all of the Securities as described in the Transaction Documents (without the need for any Exercise Floor Price or any other limit on the number of Conversion Shares or Warrant Shares issuable pursuant to the Notes or Warrants, as applicable) in accordance with applicable law, the provisions of the Bylaws and the rules and regulations of the Principal Market.

(k)                                 Corporate Existence.  So long as any Buyer beneficially owns any Securities, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(l)                                     Reservation of Shares.  So long as any Buyer owns any Securities and at all times prior to the earlier of the Authorized Share Stockholder Approval Date and June 30, 2012, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 49,602,469 shares of Common Stock (as adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction after May 11, 2012) for issuance by the Company pursuant to the terms of the Notes then outstanding.  So long as any Buyer owns any Securities and from and after the earlier of the Authorized Share Stockholder Approval Date and June 30, 2012, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance of shares of Common Stock pursuant to the terms of the Notes and exercise of the Warrants, no less than the greater of (x) 300,000,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction after May 11, 2012) less the number of shares of Common Stock issued pursuant to the terms of the Notes and the Warrants after the Authorized Share Stockholder Approval Date and (y) 125% of the sum of (i) the maximum number of shares of Common Stock issuable pursuant to the terms of the Notes then outstanding (without taking into account any limitations on the issuance thereof pursuant to the terms of the Notes), and (ii) shares of Common Stock issuable upon exercise of the Warrants then outstanding (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) (the “Required Reserved Amount”).  If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(m)                             Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(n)                                 Additional Issuances of Securities.

(i)                                     For purposes of this Section 4(n), the following definitions shall apply.

(1)                                 “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2)                                 “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(3)                                 “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii)                                  From the date hereof until the earlier of (a) the date that is ninety (90) days after the date when all Registrable Securities (as defined in the Registration Rights Agreement) have been registered and (b) the one (1) year anniversary of the Closing Date (the “Trigger Date”), the Company will not, directly or indirectly, file any registration statement with the SEC other than the Registration Statement (as defined in the Registration Rights Agreement) and any registration statement for the issuance of securities pursuant to an employee benefit plan or securities award, as registered on Form S-8 (it being understood that this limitation shall not apply to any post-effective amendment to any existing registration statement of the Company).

(iii)                               From the date hereof until the date that is thirty (30) days after the date the Initial Required Registration Amount of Initial Registrable Securities (each as defined in the Registration Rights Agreement) has been registered for resale pursuant to one or more effective Registration Statement(s) (as defined in the Registration Rights Agreement), the Company will not, (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) or (ii) be party to any solicitations, negotiations or discussions with regard to the foregoing.

(iv)                              The restrictions contained in subsections (ii) and (iii) of this Section 4(n) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Warrants).

(o)                                 Public Information.  At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder’s Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.  The payments to which a holder shall be entitled pursuant to this Section 4(o) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(p)                                 Lock-Up.  The Company shall not amend, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms.  If any officer or director that is a party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(q)                                 Buyers’ Representative.

(i)                                     Each Buyer hereby (a) appoints Hudson Bay Master Fund Ltd. as the Buyers’ representative and collateral agent hereunder and under each of the Security Agreement and the Control Agreement (as defined in the Notes) (in such capacity, the “Buyers’ Representative”), and (b) authorizes the Buyers’ Representative (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof.  The Buyers’ Representative shall not have, by reason hereof or pursuant to the Security Agreement or the Control Agreement, a fiduciary relationship in respect of any Buyer.  Neither the Buyers’ Representative nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or the Security Agreement or Control Agreement except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Buyers’ Representative and all of its officers, directors, employees and agents (collectively, the “Buyers’ Representative Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Buyers’ Representative Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Buyers’ Representative Indemnitee of the duties and obligations of Buyers’ Representative pursuant hereto, the Security Agreement or the Control Agreement.

(ii)                                  The Buyers’ Representative shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(iii)                               The Buyers’ Representative may resign from the performance of all its functions and duties hereunder and under the Notes, the Security Agreement and/or the Control Agreement at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Notes.  Such resignation shall take effect upon the acceptance by a successor Buyers’ Representative of appointment as provided below.  Upon any such notice of resignation, the holders of a majority of the outstanding principal amount of Notes shall appoint a successor Buyers’ Representative.  Upon the acceptance of the appointment as Buyers’ Representative, such successor Buyers’ Representative shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Buyers’ Representative, and the retiring Buyers’ Representative shall be discharged from its duties and obligations under this Agreement, the Notes and the Control Agreement.  After any Buyers’ Representative’s resignation hereunder, the provisions of this Section 4(j) shall inure to its benefit.  If a successor Buyers’ Representative shall not have been so appointed within said ten (10) Business Day period, the retiring Buyers’ Representative shall then appoint a successor Buyers’ Representative who shall serve until such time, if any, as the holders of a majority of the outstanding principal amount of Notes appoints a successor Buyers’ Representative as provided above.

(r)                                    Stockholder Approval.  The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be called as promptly as practicable after the date hereof, but in no event later than 90 days after the Closing (the “Stockholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to the Buyers after review by Schulte Roth & Zabel LLP at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) providing for the increase in authorized number of shares of Common Stock of the Company to 650,000,000 (such affirmative approval, together with the filing of the certificate of amendment to the Company’s Certificate of Incorporation contemplated below, being referred to herein as the “Authorized Share Stockholder Approval” and the date such approval is obtained, the “Authorized Share Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions.  The Company shall be obligated to seek to obtain the Authorized Share Stockholder Approval by the Stockholder Meeting Deadline.  On the date of the approval of the Resolutions, the Company shall file with the Secretary of State of Delaware a certificate of amendment to the Company’s Certificate of Incorporation to effect the Authorized Share Stockholder Approval, which certificate of amendment shall provide that it shall become immediately effective upon filing.  If, despite the Company’s reasonable best efforts, the Authorized Share Stockholder Approval is not obtained at the Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until the Authorized Share Stockholder Approval is obtained.

(s)                                   Closing Documents.  On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5.                                      REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)                                 Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)                                 Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued at the Closing or pursuant to the terms of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants.  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves the Conversion Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.                                      CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)                                     Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)                                  Such Buyer shall have delivered to the Company the Purchase Price (less, in the case of Hudson Bay, the amounts withheld pursuant to Section 4(g)) for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)                               The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.                                      CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)                                     The Company shall have duly executed and delivered to such Buyer (A) each of the Transaction Documents, (B) the Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement and (C) the related Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)                                  Such Buyer shall have received the opinion of Latham & Watkins, LLP, the Company’s outside counsel, dated as of the Closing Date, in form and substance reasonably satisfactory to such Buyer.

(iii)                               The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)                              The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its domestic Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

(v)                                 The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is required to qualify as a foreign corporation, as of a date within ten (10) days of the Closing Date.

(vi)                              The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State (or comparable office) of the State of Delaware within ten (10) days of the Closing Date.

(vii)                           The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

(viii)                        The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

(ix)                              The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.

(x)                                 The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi)                              The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xii)                           The Company shall have delivered to each Buyer a lock-up agreement in the form attached hereto as Exhibit H executed and delivered by each of the directors and named executive officers of the Company set forth on Schedule 7(xii) (collectively, the “Lock-Up Agreements”).

(xiii)                        The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.                                      TERMINATION.  In the event that the Closing shall not have occurred with respect to a Buyer on or before three (3) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse Hudson Bay or its designee(s), as applicable, for the expenses described in Section 4(g) above.

9.                                      MISCELLANEOUS.

(a)                                 Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)                                 Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party;

provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)                                  Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)                                 Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)                                  Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively), without the written consent of the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued or issuable hereunder and under the Notes and Warrants (the “Required Holders”); provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer; provided, further, that the provisions of Section 4(q) cannot be amended without the additional prior written approval of the Buyers’ Representative or its successor.  Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company.  No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)                                    Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

A123 Systems, Inc.
200 West Street
Waltham, Massachusetts 02451
Telephone:	(617) 778-5700
Facsimile:	(617) 924-8910
Attention:	General Counsel

With a copy to:

Latham & Watkins, LLP
John Hancock Tower, 20th Floor
200 Clarendon Street
Boston, MA 02116
Telephone:	(617) 948-6000
Facsimile:	(617) 948-6001
Attention:	John Chory

If to the Transfer Agent:

American Stock Transfer & Trust
Company, LLC
59 Maiden Lane
Plaza Level
New York, NY 10038
Telephone: (800) 937-5449
Facsimile: (718) 765-8724
Attention: Susan Silber
E-mail: investors@amstock.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.
E-mail:	eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants).  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)                                 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i)                                     Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)                                     Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)                                  Indemnification.  In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided, however, that no Buyer will be entitled to indemnification hereunder for any Indemnified Liabilities proximately resulting from such Buyer’s material breach of applicable laws, rules or regulations, including, without limitation, any breach by such Buyer of any federal or state securities laws, rules or regulations with respect to Short Sales or other hedging activities.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l)                                     No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)                               Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)                                 Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)                                 Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)                                 Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

A123 SYSTEMS, INC.

By:	/s/ David J. Prystash
Name: David J. Prystash
Title: Chief Financial Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

HUDSON BAY MASTER FUND LTD.
By: Hudson Bay Capital Management LP, as its Investment Manager

By:

By:	/s/ Yoav Roth
Name: Yoav Roth
Title: Authorized Signatory

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

J.P. MORGAN OMNI SPC, LTD.
By: Hudson Bay Capital Management LP, as its Investment Manager

By:

By:	/s/ Yoav Roth
Name: Yoav Roth
Title: Authorized Signatory

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

TENOR SPECIAL SITUATIONS FUND, L.P.

By: Tenor Opportunity Associates, LLC, its general partner

By:	/s/ Robin R. Shah
Name: Robin R. Shah
Title: Managing Member, Tenor Management Associates LLC, its Managing Member

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

PARSOON SPECIAL SITUATION LTD.

By:	/s/ Daniel Kochav
Name: Daniel Kochav
Title: Director

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

TENOR OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Daniel Kochav
Name: Daniel Kochav
Title: Director

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

ARIA OPPORTUNITY FUND, LTD.

By:	/s/ Daniel Kochav
Name: Daniel Kochav
Title: Director

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Purchase Price	Legal Representative’s Address and Facsimile Number

		$32,500,000	$32,500,000	Schulte Roth & Zabel LLP
Hudson Bay Master Fund Ltd.

777 Third Avenue, 30th Floor

New York, NY 10017

Attention: Yoav Roth
George Antonopolous

Facsimile: 646-214-7946

Telephone: 212-571-1244

Residence: Cayman Islands

E-mail: investments@hudsonbaycapital.com

operations@hudsonbaycapital.com

				919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

		$10,000,000	$10,000,000
J.P. Morgan Omni SPC, Ltd.

777 Third Avenue, 30th Floor

New York, NY 10017

Attention: Yoav Roth
George Antonopolous

Facsimile: 646-214-7946

Telephone: 212-571-1244

Residence: Cayman Islands

E-mail: investments@hudsonbaycapital.com

operations@hudsonbaycapital.com

	c/o Tenor Capital Management	$2,000,000	$2,000,000
Tenor Special Situations Fund, L.P.

Company, L.P.

1180 Avenue of Americas, 19th Floor

New York, NY 10036

Attention: Waqas Khatri

Facsimile: 1-212-918-5301

Telephone: 1-212-918-5213

Residence: Delaware

Email:

Operations@tenorcapital.com

with cc to
wkhatri@tenorcapital.com

Parsoon Special Situation Ltd.	c/o Tenor Capital Management Company, L.P. 1180 Avenue of Americas, 19th Floor New York, NY 10036 Attention: Waqas Khatri Facsimile: 1-212-918-5301 Telephone: 1-212-918-5213 Residence: Cayman Islands Email: Operations@tenorcapital.com with cc to wkhatri@tenorcapital.com	$2,500,000	$2,500,000

Tenor Opportunity Master Fund, Ltd.	c/o Tenor Capital Management Company, L.P. 1180 Avenue of Americas, 19th Floor New York, NY 10036 Attention: Waqas Khatri Facsimile: 1-212-918-5301 Telephone: 1-212-918-5213 Residence: Cayman Islands Email: Operations@tenorcapital.com with cc to wkhatri@tenorcapital.com	$2,250,000	$2,250,000
Aria Opportunity Fund, Ltd.	c/o Tenor Capital Management Company, L.P. 1180 Avenue of Americas, 19th Floor New York, NY 10036 Attention: Waqas Khatri Telephone: 1-212-918-5213 Facsimile: 1-212-918-5301 Email: Operations@tenorcapital.com with cc to wkhatri@tenorcapital.com	$750,000	$750,000

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Warrants
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Security Agreement
Exhibit E	Form of Irrevocable Transfer Agent Instructions
Exhibit F	Form of Secretary’s Certificate
Exhibit G	Form of Officer’s Certificate
Exhibit H	Form of Lock-Up Agreement

SCHEDULES

Schedule 2(d)	Disclosure Documents
Schedule 3(b)	Authorization
Schedule 3(d)	No Conflicts
Schedule 3(k)	SEC Documents
Schedule 3(l)	Absence of Certain Changes
Schedule 3(n)	Regulatory Permits
Schedule 3(q)	Transactions with Affiliates
Schedule 3(r)	Equity Capitalization
Schedule 3(s)	Indebtedness and Other Contracts
Schedule 3(t)	Absence of Litigation
Schedule 3(w)	Title
Schedule 3(x)	Intellectual Property Rights
Schedule 3(ee)	Ranking of Notes
Schedule 4(d)	Use of Proceeds
Schedule 7(xii)	Lock-Up Agreements

DISCLOSURE SCHEDULE

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

May 23, 2012

This Disclosure  (the “Schedule”) is made and given pursuant to the Amended and Restated Securities Purchase Agreement, dated as of May 23, 2012 (the “Agreement”), between A123 Systems, Inc. (the “Company” or “we”) and  the investors listed on the Schedule of Buyers attached thereto.  All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement.

The section numbers in this Schedule correspond to the section numbers of the representations and warranties in the Agreement.

Nothing in this Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant.

The inclusion of any information (including dollar amounts) in this Schedule shall not be deemed to be an admission or acknowledgment by the Company that (i) such information is required to be included in this Schedule or (ii) such information is material to or outside the ordinary course of the business of the Company, nor shall such information be deemed to establish a standard of materiality.  In addition, matters reflected in this Schedule are not necessarily limited to matters required by the Agreement to be reflected in this Schedule.  Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

The information contained in this Schedule is disclosed solely for purposes of the Agreement, and no information contained herein or therein shall be deemed to be an admission by the Company to any third party of any matter whatsoever (including, without limitation, any violation of applicable law or breach of contract).

Schedule 2(d)

Disclosure Documents

1.               Quarterly Report on Form 10-Q for the period ended March 31, 2012, draft dated May 9, 2012

2.               Form 12b-25, draft dated May 9, 2012

Schedule 3(b)

Authorization; Enforcement; Validity

The Company must seek stockholder approval pursuant to NASDAQ Rule 5635(d).

Schedule 3(d)

No Conflicts

None.

Schedule 3(k)

SEC Documents; Financial Statements

The Company experienced a delay in completing its Annual Report on Form 10-K for the year ended December 31, 2011 by the February 29, 2012 filing deadline and notified the SEC accordingly on March 1, 2012 by filing a Form 12b-25 and requested a permitted 15-calendar day extension.  The Company filed its Annual Report on Form 10-K for the year ended December 31, 2011 on March 12, 2012.

The Company experienced a delay in completing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 by the May 10, 2012 filing deadline and notified the SEC accordingly on May 11, 2012 by filing a Form 12b-25 and requested a permitted 5-calendar day extension.  The Company plans to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 on May 15, 2012.

2

Schedule 3(l)

Absence of Certain Changes

None.

Schedule 3(n)

Conduct of Business; Regulatory Permits

None.

Schedule 3(q)

Transactions With Affiliates

In June 2011, the Company entered into a letter of engagement with Tejas Networks Limited, or Tejas, a developer of communications equipment, for the purposes of negotiating an agreement under which we will develop and supply Tejas with 24 volt and 100 Ah lithium nanophosphate storage solutions. Since the signing of the letter of engagement, the Company has accepted three purchase orders from Tejas for development and supply of the storage solutions in the aggregate amount of $210,000. The engagement with Tejas is subject to negotiation of a definitive agreement to govern the development and subsequent supply of the storage solutions. Gururaj Deshpande, a member of our board of directors, is the chairman of the board of directors of Tejas. Dr. Deshpande’s activities related to this engagement have been limited to introducing us to Tejas. At no time since this introduction has Dr. Deshpande been involved in or had any influence over any discussions or negotiations between the Company and Tejas.

Schedule 3(r)

Equity Capitalization

(ii)   The Company has issued a Warrant to Purchase 45,000 shares of Common Stock, dated February 8, 2008, to Skadden, Arps, Slate, Meagher & Flom LLP.

On January 25, 2012, the Company completed a registered direct offering of an aggregate of 12,500,000 units (“Units”) to an investor. Each Unit consists of one share of the Company’s common stock and one warrant to purchase one share of such common stock at a negotiated purchase price of $2.034 per Unit. The per share exercise price of the warrants is $2.71. Subject to the satisfaction of the terms and conditions set forth in a subscription agreement between the Company and the investor, at any time during both (a) the ten (10) trading days beginning on June 18, 2012 and (b) the ten (10) trading days beginning on July 23, 2012, the Company will have the option to require the investor to purchase up to an additional 6,250,000 shares of Common Stock during each such period at a price equal to 90% of the lesser of (i) the volume weighted average price on the date of exercise, or (ii) the arithmetic average of the daily volume weighted average price for the ten (10) consecutive trading days ending on the date of exercise. The Company cannot require the investor to purchase more than $100,000,000 of additional shares.

Schedule 3(s)

Indebtedness and other Contracts

On May 11, 2012, the Company and A123 Securities Corporation, a Massachusetts corporation and wholly-owned subsidiary of the Company (together with the Company, the “Companies”), Silicon Valley Bank (the “Bank”), as administrative agent, lender and letter of credit issuer, and the other financial institutions from time to time party thereto as lenders (collectively with the Bank, the “Lenders”) entered into a Second Amendment to the Credit Agreement (as amended, the “Credit Agreement”) between the Companies and Lenders dated as of September 30, 2011, as amended.  The Credit Agreement provides the Companies up to $15,000,000 in cash-collateralized letters of credit issued by Bank.

In April 2011, the Company issued $143.8 million in principal of convertible unsecured subordinated notes (the “Convertible Notes”). The Convertible Notes bear interest at 3.75%, which is payable semi-annually in arrears on April 15 and October 15 each year, beginning on October 15, 2011, and mature on April 15, 2016. Holders may surrender their Convertible Notes, in integral multiples of $1,000 principal amount, for conversion any time prior to the close of business on the business day immediately preceding the maturity date. The initial conversion rate of 138.8889 shares of common stock per $1,000 aggregate principal amount of Convertible Notes, equivalent to a conversion price of approximately $7.20 per share of the Company’s common stock, is subject to adjustment in certain events. Upon conversion, the Company will deliver shares of common stock. If the Company undergoes a fundamental change (as defined in the indenture governing the Convertible Notes), the holders of the Convertible Notes have the option to require the Company to repurchase all or any portion of their Convertible Notes. The Company may not redeem the convertible notes prior to the maturity date.

The Company recorded a debt discount to reflect the value of the underwriter’s discounts and commissions. The debt discount is being amortized as interest expense over the term of the Convertible Notes. As of December 31, 2011, the unamortized discount was $3.7 million and the carrying value of the Convertible Notes, net of the unamortized discount, was $140.1 million. During the year ended December 31, 2011, the Company recognized interest expense of $4.6 million related to the Convertible Notes, of which $3.9 million and $0.7 million relate to the contractual coupon interest accrual and the amortization of the discount, respectively.

The Company has a forgivable loan from the Massachusetts Clean Energy Technology Center for $5.0 million. If the Company complies with certain capital expenditure conditions, $2.5 million of the loan will be forgiven and if the Company complies with certain employment conditions an additional $2.5 million will be forgiven. As of December 31, 2010 and December 31, 2011, $2.5 million is recorded as an offset to property, plant and equipment in the consolidated balance sheets as the Company is reasonably assured that the Company will comply with the conditions for the forgiveness related to the capital expenditure condition. On October 18, 2011, an amendment to the Loan and Security Agreement was executed forgiving $2.5 million of the loan as the Company has met the capital expenditure conditions. As of December 31, 2010 and December 31, 2011, the remaining $2.5 million is recorded as long-term debt as the Company is not reasonably assured that it will comply with the employment conditions. The loan has a fixed interest rate of 6.0%, and all funds borrowed under the agreement and accrued interests are due upon maturity in October 2017 if the Company has not complied with the forgiveness conditions.

Schedule 3(t)

Absence of Litigation

On April 2, 2012, a complaint was filed in the United States District Court for the District of Massachusetts by Scott Heiss, purportedly acting individually and on behalf of other similarly situated persons, against the Company and its CEO, David Vieau, the Company’s CFO, David Prystash, and the Company’s former Interim CFO, John Granara.  The complaint followed the Company’s disclosure in March 2012 of potentially defective prismatic cells used in battery packs and a replacement program for such cells.  The complaint attempts to allege that certain disclosures the Company has made were inaccurate because the potentially defective cells and their replacement were not disclosed earlier.  The complaint asserts a claim under Section 10(b) of the Securities Exchange Act of 1934 against the Company and claims under Sections 10(b) and 20(a) of that statute against the individuals.  It asserts a purported class period from February 28, 2011 through March 23, 2012.

On April 12, 2012, a similar complaint was filed in the United States District Court for the District of Massachusetts by Terry Leon Fike, purportedly acting individually and on behalf of other similarly situated persons, against the same defendants.  The complaint makes similar allegations and also asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and a purported class period from February 28, 2011 through March 23, 2012.

The Company intends to defend the litigation vigorously.  Currently, the Company is unable to determine the outcome of this case and the effect, if any, it may have on the Company’s financial position or results of operations. The outcome of this matter is inherently uncertain and may be affected by future events. Accordingly, there can be no assurance as to the ultimate effect of this matter.

On May 14, 2012 an alleged shareholder, Jane Ahmed, filed a shareholder derivative complaint in the United States District Court for the District of Massachusetts.  In this complaint, the plaintiff has alleged, on behalf of the Company, that the directors and certain officers of the Company breached their fiduciary duties.  The plaintiff has tried to allege that making prior demand on the board would be “futile,” on the theory that the board is self-interested and therefore would not respond properly to a demand and so demand should be excused.

On May 21, 2012, an alleged shareholder, Murray Sussman, filed a shareholder derivative complaint in the Massachusetts Superior Court (Middlesex County), alleging, on behalf of the Company, that the directors and certain officers of the Company breached their fiduciary duties, engaged in waste of corporate assets and were unjustly enriched.

Schedule 3(w)

Title

Name of Holder of Lien/ Encumbrance	Description of Property Encumbered	Name of Company/ Subsidiary
KONICA MINOLTA BUSINESS SOLUTIONS USA INC.	Specific Leased Equipment (Office Equipment)	A123 Systems, Inc.
MORGAN STANLEY BANK	Morgan Stanley Account No 032-78NSK together with all related deposits and related supporting obligations	A123 Systems, Inc.
MOTION INDEX DRIVES, INC.	Tooling, specifically, indexers	A123 Systems, Inc.
HELLER FINANCIAL LEASING, INC.*	Specific fixed assets.	A123 Systems, Inc.
CISCO SYSTEMS CAPITAL CORPORATION	Specific Leased Equipment (Telecommunications Products)	A123 Systems, Inc.
PNCEF, LLC	Specific Leased Equipment (Licensed Microsoft Software and Related Products)	A123 Systems, Inc.
ELECTRO RENT CORPORATION*	Equipment	A123 Systems, Inc.
MOTION INDEX DRIVES, INC.*	Tooling, specifically, indexers	A123 Systems, Inc.
Massachusetts Clean Energy Technology Center	Specific equipment financed in connection under financing arrangements described in Item 2 on Schedule 7.2(d)	A123 Systems, Inc.
ARTIFLEX MANUFACTURING*	Tooling, specifically: bracket support front lower tray, and module plates.	A123 Systems, Inc.
Silicon Valley Bank	Substantially all of the Companies’ existing and future assets, except intellectual property and certain other exceptions as set forth in the applicable loan agreement and related security documents.

*           Represents liens for which all obligations have been satisfied, or for which the Company has no records of transacting business with the listed Secured Parties.  The Company is in the process of coordinating the release of such liens directly with the Secured Parties.

Schedule 3(x)

Intellectual Property

None.

Schedule 3(ee)

Ranking of Notes

The Indebtedness under the Credit Agreement described in Schedule 3(s)

Schedule 4(d)

Use of Proceeds

The Company will use the proceeds from the sale of the Securities for general corporate purposes.

Schedule 7(xii)

Lock-Up Parties

David Vieau

Arthur L. Goldstein

Gary E. Haroian

Jeffrey P. McCarthy

Gilbert N. Riley, Jr.

Gururaj Deshpande

Paul E. Jacobs (Qualcomm Incorporated)

Mark M. Little

David Prystash

Ed Kopkowski

Jason Forcier

Rob Johnson

Eric Pyenson